EXHIBIT 4.3
                                                                       EXHIBIT A



                             SECURED PROMISSORY NOTE

FORT LAUDERDALE, FLORIDA                                      U.S. $2,900,000.00
NOVEMBER 25, 2003

THIS NOTE IS A SECURITY AND IT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR EXCEPT AS OTHERWISE SET FORTH HEREIN, AN OPINION OF COUNSEL SATISFACTORY TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

         FOR VALUE RECEIVED, the undersigned, BIZCOM, U.S.A., INC., a Florida corporation as maker hereof (the "Maker"), does hereby promise to pay, pursuant to the terms contained herein, in lawful money of the United States of America to the order of SOPHIA COMMUNICATIONS, INC., a Delaware corporation as payee (the "Payee") at 2600 Douglas Road, Suite 1004, Coral Gables, FL 33134 (to the attention of Roberto Isaias, Chairman), or at such other address as the Payee of this Promissory Note (the "Note") shall, in writing, designate the principal sum of TWO MILLION NINE HUNDRED THOUSAND DOLLARS ($2,900,000.00) (the "Principal Amount") together with simple interest to accrue at the rate of four percent (4%) per annum, payable to the Payee semi-annually on June 30th and December 31st of each year, with the Principal Amount and any unpaid interest due on or before December 31, 2007 (the "Due Date"). There is no pre-payment penalty in connection with any Principal Amount and/or interest payments made before the due date therefore.

         This Note and the obligations due hereunder are secured by a pledge and security agreement by and among SMR Management, Inc., a wholly-owned subsidiary of the Maker (the "Subsidiary"), the Maker, and the Payee dated as of November 25, 2003 (the "Pledge and Security Agreement") which grants Payee a security interest in the Pledged Shares (as that term is defined in the Pledge and Security Agreement) (the "Collateral").

         Any failure on the part of Payee at any time to require the performance by Maker of any of the terms of provisions hereof, even if known, shall in no way affect the right thereafter to enforce the same, nor shall any failure of Payee to insist on strict compliance with the terms and conditions hereof be taken or held to be a waiver of any succeeding breach or of the right of Payee to insist on strict compliance with the terms and conditions hereof.

         Maker is obligated hereunder to notify Payee in writing concurrent with the occurrence of any such events and the failure to so notify shall also constitute a default hereunder.

         In the event Payee fails to pay any amount due hereunder on the date it is due or within five (5) business days after written notice of such failure from the Payee, or in the event of any other default under this Note, at the option of the Payee hereof: (i) the Payee may immediately declare the whole sum

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                                                      $2,900,000 Promissory Note
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
                                                                       EXHIBIT A

of principal and interest hereunder immediately due and payable; (ii) interest may be charged on the amount delinquent at the maximum rate permitted by law, effective from the date that such amount(s) shall become overdue until such delinquent amount(s), with interest thereon at such rate, shall have been paid in full; and/or (iii) the Payee may foreclose on the Collateral subject to the Pledge and Security Agreement.

         If this Note is not paid when due or within five (5) business days after written notice of such failure from the Payee, Maker promises to pay all costs and expenses of collection, including reasonable attorneys' fees incurred by the Payee hereof on account of such collection, whether or not suit is filed thereon and such costs and expenses shall become part of the principal due and owing and bear interest at the default rate provided for herein. Maker hereby waives notice of acceptance, presentment, demand for performance, payment, protest, notice of dishonor or nonpayment of the Note, suit or the taking of any other action by the Payee against the Maker and the right to assert any statute of limitations.

         All payments by Maker under this Note are to be made free and clear of any present or future tax, levy, assessment, impost, fee, charge, restriction, or condition whatsoever (hereinafter collectively referred to as "Tax") now or hereafter imposed by any applicable law or regulation. Notwithstanding the above, if Maker is compelled by law to deduct any Tax, Maker shall: (i) pay to Payee hereof in United States Dollars an amount that, after deductions for such Tax, equals the amount that otherwise would have been received if no Tax had been imposed; and (ii) if requested by the Payee hereof, forward to the Payee hereof within 90 days after each payment of such Tax, in a form acceptable to said Payee, official documentation or certified copies thereof evidencing payment of such Tax.

         The waiver by Payee of Maker's prompt and complete performance of, or default under, any provision of this Note shall not operate nor be construed as a waiver of any subsequent breach or default, and the failure by the Payee to exercise any right or remedy that it may possess under this Note shall not operate nor be construed as a bar to the exercise of that right or remedy upon the occurrence of any subsequent breach or default. Maker agrees to pay when due all documentary stamp tax which may be required in connection with the issuance of this Note.

         This Note shall be governed by and construed solely in accordance with the laws of the State of Florida without regard to conflict or choice of law principles. The parties hereto agree that all actions and/or proceedings relating directly or indirectly hereto shall be litigated solely in the state courts and/or federal courts located in Broward County, Florida. The parties hereto expressly consent to the jurisdiction of any such courts and to venue therein and waive their right to a jury trial in any action or proceeding arising directly or indirectly from this Note. The prevailing party in any action and/or proceeding shall be entitled to recover its reasonable attorneys' fees and costs from the other party.

         This Note cannot be modified, amended or terminated except in a written instrument agreed to and executed by the Maker and the Payee. The Maker may not assign this Note or any of its rights or obligations hereunder without the prior written consent of the Payee, which consent may be withheld in the Payee's absolute and sole discretion and without any liability to the Payee, provided, however, that Maker shall have the right to assign its obligations hereunder to an affiliate (as such term is defined in Rule 405 under the Securities Act) or subsidiary of Maker without the consent of Payee, provided that any

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                                                                       EXHIBIT A

such affiliate of subsidiary shall have assets and liabilities of at least equivalent value as the Maker as of the date hereof. This Note and any rights to payment hereunder may not be assigned by Payee without, if required by Maker, delivery to Maker of an opinion of counsel stating that registration under the Securities Act is not required; provided however, this Note is freely assignable in whole or in part by Payee or its permitted assigns described below without the prior written consent of Maker or an opinion of counsel that registration under the Securities Act is not required to: (i) any wholly owned subsidiary of Payee or (ii) to any person, corporation or other entity that (x) is a shareholder of Payee as of the date hereof; and (y) meets the definition of an "accredited investor" under the Securities Act at the time of the assignment.

                                                    BIZCOM U.S.A., INC.



                                                    By: /s/ Hanan Klein
                                                        -------------------
                                                    Hanan Klein, President


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                                                      $2,900,000 Promissory Note
                                            Execution Copy - 11/25/2003 10:00 AM